UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2014

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 30, 2014, River Valley Bancorp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Underwriter”), with respect to the underwritten public offering (the “Offering”) of 825,000 shares (the “Shares”) of common stock, without par value, of the Company (the “Common Stock”). The offering and sale of the Shares was made pursuant to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on April 17, 2014 (File No. 333-195361). The price to the public is $20.50 per share of Common Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriter an option until July 31, 2014, to purchase up to 123,750 additional shares of Common Stock at the initial price to the public.

The sale of the Shares pursuant to the Underwriting Agreement is expected to close on July 7, 2014. The net proceeds of the Offering to the Company are estimated to be approximately $15,419,186, after deducting underwriting discounts and commissions and expenses of the Offering (or approximately $17,816,533 if the Underwriter exercises its option in full). The Company intends to use the net proceeds of the Offering to redeem 5,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and for general corporate purposes, including the contribution of a portion of the proceeds to the Company’s bank subsidiary, River Valley Financial Bank, as additional capital.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities arising out of or in connection with the Offering and customary contribution provisions in respect of those liabilities. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company and each director and executive officer of the Company have agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the Company during the 90 days following the date of the Underwriting Agreement, subject to extension in certain circumstances. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Underwriter and its affiliates have provided, and may in the future provide, a variety of financial and non-financial services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

Item 8.01  Other Events.

On July 1, 2014, the Company issued a press release announcing the pricing of its public offering of 825,000 shares of its Common Stock.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement with Keefe Bruyette & Woods
99.1	Press Release dated July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 1, 2014	River Valley Bancorp

	By:	/s/ Matthew P. Forrester
Matthew P. Forrester
President and Chief Executive Officer